UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 10, 2006

                    JACQUES-MILLER INCOME FUND, L.P. - II
            (Exact name of Registrant as specified in its charter)


            Delaware                  0-15758                 62-1244325
(State or other jurisdiction        (Commission            (I.R.S. Employer
        of incorporation)           File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Jacques-Miller Income Fund, L.P. - II (the "Registrant") holds a note receivable from Catawba Club Associates, L.P. (the "Catawba Club Note" or the "Note"). Catawba Club Associates, L.P. is not an affiliate of the Registrant. The Note is currently in default. The Note bears interest at 12%, is unsecured and is subordinated to the underlying mortgage of the respective partnership. Payments on the Note are restricted to excess cash flow after payment on the first mortgage. The Registrant was recently notified that on November 30, 2005 Catawba Club Associates, L.P. sold its apartment property for a purchase price of $5,400,000 to a party unaffiliated with the Registrant or Catawba Club Associates, L.P. Thereafter, Catawba Club Associates, L.P. was liquidated and dissolved. The Registrant was also informed by the general partner of Catawba Club Associates, L.P. that after the payment of closing costs and repayment of the mortgage there were no net proceeds to make any payments on the Note. As this Note was the only remaining asset of the Registrant, the corporate general partner anticipates that the Registrant will be liquidated and dissolved by March 31, 2006.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                JACQUES-MILLER INCOME FUND, L.P. - II


                                By: Jacques-Miller, Inc.
                                    Corporate General Partner

                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: February 21, 2006